                                 UNITED STATES
                        SECURITIES EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                  FORM 8-K/A

                                CURRENT REPORT

                      PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported):  June 16, 2000

                               HEALTHCENTRAL.COM
            ------------------------------------------------------
            (Exact name of registrant as specified in its charter)

     DELAWARE                      000-27567                      94-3250851
 ----------------           ------------------------         -------------------
 (Jurisdiction of           (Commission file number)          (I.R.S. Employer
  incorporation)                                             Identification No.)


                               HealthCentral.com
                       6001 Shellmound Street, Suite 800
                             Emeryville, CA 94608
      ------------------------------------------------------------------
                   (Address of principal executive offices)

      Registrant's telephone number, including area code: (510) 250-2500


                                Not Applicable
      ------------------------------------------------------------------
            (Former name or address, if changed since last report)



ITEM 2.  Acquisition or Disposition of Assets

     On June 19, 2000, Registrant filed a Current Report on Form 8-K to announce the acquisition of Vitamins.com, Inc., a Delaware corporation. This amendment to

Registrant's Current Report on Form 8-K is being filed to include the Financial Statements and Pro Forma Financial Information required by Item 7 of Form 8-K.

ITEM 7.  Financial Statements and Exhibits.

(a)  Financial Statements of the Business Acquired.

See Page F-1 of this Report

(b)  Pro Forma Financial Information.

See Page F-23 of this Report



                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the duly authorized undersigned.


Date:  August 30, 2000                      HealthCentral.com



                                            /s/ C. Fred Toney
                                            ------------------------------------
                                            C. Fred Toney
                                            Chief Financial Officer

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors of Vitamins.com, Inc.:

   We have audited the accompanying consolidated balance sheets of Vitamins.com, Inc. (formerly Vitamin Superstore, LLC; the "Company," a Delaware corporation), as of December 31, 1998 and 1999, and the related consolidated statements of operations, stockholders' equity (deficit), and cash flows for each of the three years in the period ended December 31, 1999. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

   We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Vitamins.com, Inc., as of December 31, 1998 and 1999, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1999 in conformity with accounting principles generally accepted in the United States.

   The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency that raises substantial doubt about its ability to continue as a going concern. Management plans to raise sufficient financing to meet its needs for the coming year (see Note 1). The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                              ARTHUR ANDERSEN LLP

Vienna, Virginia
February 17, 2000 (except with
 respect to the matter discussed
 in Note 9, as to which the
 date is June 16, 2000)

                              VITAMINS.COM, INC.
                      (formerly Vitamin Superstore, LLC)

                          CONSOLIDATED BALANCE SHEETS

                                                                                             December 31,            March 31,
                                                                                             ------------            ---------
                                                                                         1998           1999           2000
                                                                                      -----------   ------------   ------------
                                          ASSETS                                                                    (unaudited)
Current assets:
 Cash and cash equivalents........................................................    $ 3,010,496   $  6,035,125   $    541,218
 Accounts receivable, net.........................................................         17,560        570,706        173,754
 Purchase price receivable........................................................             --        553,503             --
 Inventory........................................................................      1,310,256      5,464,633      4,070,545
 Prepaid expenses.................................................................         58,506        907,617      1,178,288
                                                                                      -----------   ------------   ------------
  Total current assets............................................................      4,396,818     13,531,584      5,963,805
                                                                                      -----------   ------------   ------------
Property and equipment, at cost:
 Store and warehouse equipment....................................................      1,054,573      2,392,402      2,463,447
 Office equipment.................................................................        226,992        314,833        340,309
 Leasehold improvements...........................................................        851,787      1,466,793      1,489,200
                                                                                      -----------   ------------   ------------
                                                                                        2,133,352      4,174,028      4,292,956
 Less--Accumulated depreciation and amortization..................................       (243,111)      (745,469)      (932,976)
                                                                                      -----------   ------------   ------------
  Net property and equipment......................................................      1,890,241      3,428,559      3,359,980
Web development costs, net........................................................             --      1,039,715      1,759,411
Intangible assets, at cost:
 Domain name......................................................................             --      1,540,583      1,540,583
 Customer list....................................................................             --      1,566,279      1,566,279
 Goodwill.........................................................................             --      9,525,923      9,525,923
                                                                                      -----------   ------------   ------------
                                                                                               --     12,632,785     12,632,785
 Less--Accumulated amortization...................................................             --       (323,260)      (546,110)
                                                                                      -----------   ------------   ------------
  Net intangible assets...........................................................             --     12,309,525     12,086,675
Other assets......................................................................        239,319        385,511        372,487
                                                                                      -----------   ------------   ------------
  Total assets....................................................................    $ 6,526,378   $ 30,694,894   $ 23,542,358
                                                                                      ===========   ============   ============

                   LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
 Accounts payable.................................................................    $ 1,160,557   $  6,854,873   $  5,584,750
 Accrued expenses.................................................................        145,134      1,268,698      2,540,069
 Current portion of capital lease obligations.....................................        138,477        178,560        180,178
                                                                                      -----------   ------------   ------------
  Total current liabilities.......................................................      1,444,168      8,302,131      8,304,997
Capital lease obligations, net of current portion.................................        218,047        329,087        290,675
Deferred rent liability, net of current portion...................................        125,305        171,727        178,158
                                                                                      -----------   ------------   ------------
  Total liabilities...............................................................      1,787,520      8,802,945      8,773,830
                                                                                      -----------   ------------   ------------

Commitments and contingencies (Note 7)

Series A Convertible Redeemable Preferred Stock, par value $.001; 11,627,573 shares authorized, issued and outstanding; aggregate liquidation
     preference of $7,105,610                                                                  --      7,105,610      7,105,610
Series B Convertible Redeemable Preferred Stock, par value $.001; 10,038,925 shares authorized, issued and outstanding; aggregate liquidation
     preference of $6,134,787                                                                  --      6,134,787      6,134,787
Series C Convertible Redeemable Preferred Stock, par value $.001; 28,000,000 shares authorized; 23,325,000 issued and outstanding; aggregate
     liquidation preference of $23,325,000                                                     --     23,325,000     23,325,000

Stockholders' equity (deficit) (Notes 2 and 3):
 Common stock, par value $.001; 66,650,000 shares authorized; 9,169,087 shares issued and outstanding in December 31, 1998, 12,974,414 issued
   and outstanding at December 31, 1999 and March 31, 2000 (unaudited)............          9,169         12,975         12,975
 Due from stockholders............................................................     (4,535,780)       (59,526)       (59,526)
 Additional paid-in capital.......................................................     11,966,611     17,241,408     17,241,408
 Accumulated deficit..............................................................     (2,701,142)   (31,868,305)   (38,991,726)
                                                                                      -----------   ------------   ------------
  Total stockholders' equity (deficit)............................................      4,738,858    (14,673,448)   (21,796,869)
                                                                                      -----------   ------------   ------------
  Total liabilities and stockholders' equity (deficit)............................    $ 6,526,378   $ 30,694,894   $ 23,542,358
                                                                                      ===========   ============   ============

  The accompanying notes are an integral part of these consolidated financial statements.

                              VITAMINS.COM, INC.
                      (formerly Vitamin Superstore, LLC)

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                              Years Ended December 31,            Three Months Ended March 31,
                                                              ------------------------            ----------------------------
                                                          1997          1998           1999            1999            2000
                                                      -----------   -----------   ------------      ----------     -----------
                                                                                                          (unaudited)
Net sales..........................................   $   436,406   $ 4,340,297   $ 16,940,977      $1,887,959     $ 9,202,746
Cost of sales......................................       288,751     2,646,179     11,797,099       1,162,852       6,491,855
                                                      -----------   -----------   ------------      ----------     -----------
Gross profit.......................................       147,655     1,694,118      5,143,878         725,107       2,710,891

Selling and administrative expenses................     1,254,149     2,688,008     13,438,817       1,023,038       6,916,618
Advertising and marketing expenses.................       154,109       324,051      7,749,174         214,679       2,559,820
Stock-based compensation expense...................            --            --      1,306,128              --              --
Website development expense........................            --            --        857,712          32,710              --
Amortization.......................................            --            --        323,261              --         385,834
                                                      -----------   -----------   ------------      ----------     -----------
Operating loss.....................................    (1,260,603)   (1,317,941)   (18,531,214)       (545,320)     (7,151,381)
Loss on sale of assets.............................            --            --        (32,568)             --              --
Interest income (expense), net.....................        (2,997)      (20,519)       284,161          16,103          27,960
                                                      -----------   -----------   ------------      ----------     -----------
Net loss...........................................   $(1,263,600)  $(1,338,460)  $(18,279,621)     $ (529,217)    $(7,123,421)
                                                      ===========   ===========   ============      ==========     ===========
Basic and diluted net loss per common share........   $      (.23)  $      (.22)  $      (1.65)     $     (.06)    $      (.55)
                                                      ===========   ===========   ============      ==========     ===========
Weighted average common shares outstanding.........     5,464,790     6,064,051     11,054,837       9,169,087      12,974,414
                                                      ===========   ===========   ============      ==========     ===========

  The accompanying notes are an integral part of these consolidated financial statements.

                              VITAMINS.COM, INC.
                      (formerly Vitamin Superstore, LLC)

           CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)

                                                             Convertible Redeemable Preferred Stock
                                           --------------------------------------------------------------------------

                                                  Series A                 Series B                  Series C
                                           -----------------------  -----------------------  ------------------------
                                             Shares      Amount       Shares      Amount       Shares       Amount
                                           ----------  -----------  ----------  -----------  ----------  ------------
Balance at December 31, 1996.
                                                   --  $        --          --  $        --          --  $         --
Shares issued for notes
 receivable............................            --           --          --           --          --            --
Shares issued..........................            --           --          --           --          --            --
Net loss...............................            --           --          --           --          --            --
                                           ----------  -----------  ----------  -----------  ----------  ------------
Balance at December 31, 1997...........            --           --          --           --          --            --
Shares issued for notes
 receivable............................            --           --          --           --          --            --
Shares issued, net of offering
 costs of $200,000.....................            --           --          --           --          --            --
Net loss...............................            --           --          --           --          --            --
                                           ----------  -----------  ----------  -----------  ----------  ------------
Balance at December 31, 1998...........            --           --          --           --          --            --
Shares issued for domain name
 purchase..............................            --           --          --           --          --            --
Exercise of Dilution Right
 (Note 3)..............................            --           --          --           --          --            --
Forgiveness of note receivable
 from stockholder......................            --           --          --           --          --            --
Collection of notes receivable
 from stockholders.....................            --           --          --           --          --            --
Recapitalization (Note 2)..............    11,627,573    7,105,610   6,092,757    3,723,284          --            --
Shares issued for the purchase
 of L&H................................            --           --   3,946,168    2,411,503          --            --
Shares issued, net of offering
 costs of $207,232.....................            --           --          --           --  23,325,000    23,325,000
Shares issued for note
 receivable............................            --           --          --           --          --            --
Stock-based compensation...............            --           --          --           --          --            --
Net loss...............................            --           --          --           --          --            --
                                           ----------  -----------  ----------  -----------  ----------  ------------
Balance at December 31, 1999...........    11,627,573    7,105,610  10,038,925    6,134,787  23,325,000    23,325,000
Net loss (unaudited)...................            --           --          --           --          --            --
                                           ----------  -----------  ----------  -----------  ----------  ------------
Balance at March 31, 2000
 (unaudited)...........................    11,627,573  $ 7,105,610  10,038,925  $ 6,134,787  23,325,000  $ 23,325,000
                                           ==========  ===========  ==========  ===========  ==========  ============


                                                                  Stockholders' Equity (Deficit)
                                        ----------------------------------------------------------------------------------
                                                                                Additional
                                                                               -----------
                                                                 Due From         Paid-In     Accumulated
                                                               ------------    -----------   ------------
                                            Common Stock       Stockholders       Capital       Deficit         Total
                                        ---------------------  ------------    -----------   ------------    ------------
                                          Shares      Amount
                                        -----------  --------
Balance at December 31, 1996.
                                          5,224,669  $  5,225   $        --    $    64,775   $    (99,082)   $    (29,082)
Shares issued for notes
 receivable............................     184,853       185    (1,175,780)     1,175,595             --
Shares issued..........................     278,275       278            --      1,769,722             --       1,770,000
Net loss...............................          --        --            --             --     (1,263,600)     (1,263,600)
                                        -----------   -------   -----------    -----------   ------------    ------------
Balance at December 31, 1997...........   5,687,797     5,688    (1,175,780)     3,010,092     (1,362,682)        477,318
Shares issued for notes
 receivable............................   1,576,579     1,576    (3,360,000)     3,358,424             --              --
Shares issued, net of offering
 costs of $200,000.....................   1,904,711     1,905            --      5,598,095             --       5,600,000
Net loss...............................          --        --            --             --     (1,338,460)     (1,338,460)
                                        -----------   -------   -----------    -----------   ------------    ------------
Balance at December 31, 1998...........   9,169,087     9,169    (4,535,780)    11,966,611     (2,701,142)      4,738,858
Shares issued for domain name
 purchase..............................     500,709       501            --      1,249,499             --       1,250,000
Exercise of Dilution Right
 (Note 3)..............................     675,594       676            --           (676)            --              --
Forgiveness of note receivable
 from stockholder......................          --        --     1,175,780             --             --       1,175,780
Collection of notes receivable
 from stockholders.....................          --        --     3,360,000             --             --       3,360,000
Recapitalization (Note 2)..............          --        --            --             --    (10,828,894)    (10,828,894)
Shares issued for the purchase
 of L&H................................   2,303,832     2,304            --      3,836,193             --       3,838,497
Shares issued, net of offering
 costs of $207,232.....................     232,280       232            --             --        (58,648)        (58,416)
Shares issued for note
 receivable............................      92,912        93       (59,526)        59,433             --              --
Stock-based compensation...............          --        --            --        130,348             --         130,348
Net loss...............................          --        --            --             --    (18,279,621)    (18,279,621)
                                        -----------   -------   -----------    -----------   ------------    ------------
Balance at December 31, 1999...........  12,974,414    12,975       (59,526)    17,241,408    (31,868,305)    (14,673,448)
Net loss (unaudited)...................          --        --            --             --     (7,123,421)     (7,123,421)
                                        -----------   -------   -----------    -----------   ------------    ------------
Balance at March 31, 2000
 (unaudited)...........................  12,974,414   $12,975   $   (59,526)   $17,241,408   $(38,991,726)   $(21,796,869)
                                        ===========   =======   ===========    ===========   ============    ============

  The accompanying notes are an integral part of these consolidated financial statements.

                               VITAMINS.COM,INC.
                      (formerly Vitamin Superstore, LLC)

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                   Years Ended December 31,                 Three Months Ended
                                                                   ------------------------                 ------------------
                                                                                                                 March 31,
                                                                                                                 ---------
                                                              1997          1998           1999            1999            2000
                                                           -----------   -----------   ------------     -----------     -----------
                                                                                                               (unaudited)
                                                                                                               -----------
Cash flows from operating activities:
Net loss.................................................. $(1,263,600)  $(1,338,460)  $(18,279,621)    $  (529,217)    $(7,123,421)
Adjustments to reconcile net loss to net cash used in
operating activities:
 Depreciation and amortization............................      24,612       218,403        898,989          96,803         573,340
 Stock-based compensation expense.........................          --            --      1,306,128              --              --
 Loss on sale of property and equipment...................          --            --         32,568              --              --
 Increase in deferred rent liability......................      15,708       109,597         46,422           3,639           6,431
 Changes in operating assets and liabilities, net of
   effect of acquisition:
   Accounts receivable....................................          --       (17,560)      (178,483)          7,020         396,952
   Inventory..............................................    (370,014)     (940,242)    (2,858,812)        (51,452)      1,394,088
   Prepaid expenses.......................................     (18,859)      (39,647)      (550,088)        (36,934)       (270,671)
   Other long-term assets.................................    (102,590)     (136,729)      (146,192)         33,144          13,024
   Accounts payable.......................................     668,485       492,072      4,402,534        (323,844)     (1,270,123)
   Accrued expenses.......................................      49,084        59,208        244,797          84,764       1,271,371
                                                           -----------   -----------   ------------     -----------     -----------
     Net cash used in operating activities................    (997,174)   (1,593,358)   (15,081,758)       (716,077)     (5,009,009)
                                                           -----------   -----------   ------------     -----------     -----------
Cash flows from investing activities:
Purchases of property and equipment.......................    (640,029)     (990,300)    (1,471,272)       (603,719)        (95,954)
Proceeds from the sale of property and equipment..........          --            --          1,625              --              --
Cash paid for domain name and website development.........          --            --     (1,390,069)             --        (882,679)
Acquisition of L&H, net of cash acquired..................          --            --     (5,532,508)             --              --
Collection of purchase price receivable...................          --            --             --              --         553,503
                                                           -----------   -----------   ------------     -----------     -----------
     Net cash used in investing activities................    (640,029)     (990,300)    (8,392,224)       (603,719)       (425,130)
                                                           -----------   -----------   ------------     -----------     -----------
Cash flows from financing activities:
Payments under capital lease obligations..................     (19,663)     (124,005)      (127,973)        (28,881)        (59,768)
Collection of notes receivable............................          --            --      3,360,000              --              --
Proceeds from the issuance of stock, net of offering
 costs....................................................   1,770,000     5,600,000     23,266,584              --              --
                                                           -----------   -----------   ------------     -----------     -----------
     Net cash provided by (used in) financing activities..   1,750,337     5,475,995     26,498,611         (28,881)        (59,768)
                                                           -----------   -----------   ------------     -----------     -----------
Net increase (decrease) in cash and cash equivalents......     113,134     2,892,337      3,024,629      (1,348,677)     (5,493,907)
Cash and cash equivalents, beginning of period............       5,025       118,159      3,010,496       3,010,496       6,035,125
                                                           -----------   -----------   ------------     -----------     -----------
Cash and cash equivalents, end of period.................. $   118,159   $ 3,010,496   $  6,035,125     $ 1,661,819     $   541,218
                                                           ===========   ===========   ============     ===========     ===========
Supplemental disclosure of cash flow information:
Cash paid during the year for interest.................... $     5,918   $    37,065   $     42,583     $    10,348     $    14,675
                                                           ===========   ===========   ============     ===========     ===========
Supplemental disclosures of noncash investing and
financing activities:
 Equipment financed through capital leases................     235,130       138,314        279,096          12,643          22,974
 Contribution of note receivable to purchase shares.......          --     3,360,000         59,526              --              --
 Contribution (forgiveness) of note from stockholder......   1,175,780            --     (1,175,780)             --              --
 Common Stock issued in conjunction with the domain
   name purchase..........................................          --            --      1,250,000              --              --
 Series B Convertible Redeemable Preferred and common
   stock issued in conjunction with the purchase of L&H...          --            --      6,250,000              --              --

 The accompanying notes are an integral part of these consolidated financial statements.

                              VITAMINS.COM, INC.
                      (formerly Vitamin Superstore, LLC)
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
              December 31, 1998, 1999 and 2000 and March 31, 2000
(Information as of March 31, 2000 and for Three Months Ended March 31, 1999 and
                              2000 are unaudited)

1.   Organization and Summary of Significant Accounting Policies:

     Vitamins.com, Inc. (formerly Vitamin Superstore, LLC; the "Company"), was founded in 1995 as a Delaware limited liability company and converted to a C corporation in August 1999.

     The Company sells primarily vitamins and nutritional supplements through a multi-channel approach that includes retail stores, an Internet website, and a catalog division. As of December 31, 1997, 1998 and 1999, the Company operated two, six and ten stores, respectively, in Virginia and Maryland. In May 1999, the Company launched the website www.vitamins.com to facilitate sales to a national audience.

     The Company purchased L&H Vitamins, Inc., and its affiliate J&M Direct Corporation (together "L&H") in August 1999 to obtain a nationally recognized catalog operation and to expand its fulfillment and warehousing activities to accommodate sales growth from the Internet website (see Note 4).

Unaudited Interim Financial Statements

     The accompanying consolidated balance sheet as of March 31, 2000, and the accompanying consolidated statements of operations and cash flows for the three months ended March 31, 1999 and 2000, are unaudited. The unaudited consolidated financial statements include all adjustments (consisting of normal recurring adjustments) which are, in the opinion of management, necessary for a fair presentation of such financial statements. The data disclosed in the notes to the financial statements for these periods are unaudited. The results of operations for the three months ended March 31, 2000, are not necessarily indicative of the results expected for the entire fiscal year.

Principles of Consolidation

     The consolidated financial statements have been prepared in accordance with generally accepted accounting principles and include the accounts of the Company and its wholly owned subsidiary L&H. All significant intercompany accounts, balances, and transactions have been eliminated in consolidation.

                              VITAMINS.COM, INC.
                      (formerly Vitamin Superstore, LLC)
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Risks and Liquidity

     Since inception, the Company has generated a net loss from operations and has required capital to open new stores, acquire L&H, and launch its website. The Company has funded its operations through capital contributions and the issuance of common and preferred stock. The Company will need additional financing in the coming year to fund its continuing operations and capital expenditures. There can be no assurance that such financing will be available. If the Company is not able to raise additional financing, the Company may not have adequate capital to fund its operations or meet its growth strategy.

     The Company's operations are subject to a number of risks, including competitors with greater access to capital, dependence on key management personnel, and uncertainty of future profitability.


Credit Risk

     The Company's assets that are exposed to credit risk consist primarily of cash and cash equivalents. The Company generally does not extend credit to customers, except through the use of third-party credit cards. Credit under these accounts is extended by third parties, and accordingly, the Company bears no financial risk under these agreements except in the case of fraud. Significant accounts receivable balances reflect amounts due from the third-party processors and are usually received within several days. The Company has historically experienced only immaterial and infrequent bad debt write-offs and has therefore recorded an allowance for doubtful accounts of approximately $15,000 as of December 31, 1999.


Fair Value of Financial Instruments

     The Company's financial instruments, including cash and cash equivalents, accounts and notes receivable, and accounts payable, are carried at cost, which approximates fair value because of the short-term maturity of these financial instruments. The carrying value of the capital lease obligations approximates fair value because the interest rates on these obligations are comparable to the interest rates that could be obtained currently.

                              VITAMINS.COM, INC.
                      (formerly Vitamin Superstore, LLC)
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Cash and Cash Equivalents

     The Company considers all highly liquid temporary cash investments with original maturities of three months or less to be cash equivalents. As of December 31, 1997, 1998 and 1999, cash and cash equivalents consisted primarily of money market demand deposits. The Company maintains a bank account with a federally insured financial institution. At times, balances may exceed insured limits.


Inventory

     The Company's inventory is priced at the lower of cost or market. The Company uses the weighted-average method of inventory costing.


Property and Equipment

     Property and equipment are stated at cost. The Company depreciates property and equipment using the straight-line method over the estimated useful lives of the assets, generally three to seven years. Amortization of leasehold improvements is provided on a straight-line basis over the estimated useful lives of the assets or the remaining lease term, whichever is shorter. Maintenance and repairs are charged directly to expense as incurred.


Web Development Costs

     The Company accounts for web development costs in accordance with the AICPA Statement of Position 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use." Web development costs consist of external costs incurred to purchase and implement the web software and enhancements used in the Company's business. These costs are amortized using the straight-line method over a useful life of 30 months. Amortization expense for the year ended December 31, 1999, includes approximately $59,800 related to web development costs.

                              VITAMINS.COM, INC.
                      (formerly Vitamin Superstore, LLC)
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

     Internal and external costs of developing web content are expensed as incurred and are included in selling and administrative expenses in the accompanying consolidated statements of operations.

     The Emerging Issues Task Force is currently reviewing issues related to the accounting for the costs of developing a website, but it has not yet reached a final consensus. Management will follow the appropriate guidance when the final consensus is reached.


Intangible Assets

     Intangible assets include purchased customer lists, the Company's domain name, and goodwill generated from the purchase of L&H and are amortized using the straight-line method over their estimated useful lives of 6, 10, and 20 years, respectively.


Impairment of Long-Lived Assets

     The Company evaluates the recoverability of its long-lived assets in accordance with Statement of Financial Accounting Standards ("SFAS") No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," issued by the Financial Accounting Standards Board ("FASB"). SFAS No. 121 requires recognition of impairment of long-lived assets in the event that the net book value of such assets exceeds the future undiscounted cash flows attributable to such assets.


Revenue Recognition

     The Company recognizes revenue for the sale of its vitamins and vitamin supplements through its Internet and catalog delivery channels at the time the product is shipped to the customer. Net revenue includes outbound shipping and handling charges incurred by the customer and is shown net of the Company's discounts presented to customers at the time of purchase, including one-time discounts on initial e-commerce sales. Costs of outbound shipping from the Company are included in selling and administrative expenses in the accompanying consolidated statements of operations.

                              VITAMINS.COM, INC.
                      (formerly Vitamin Superstore, LLC)
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


Advertising and Marketing Expense

     Advertising and marketing expenses include advertising and promotional expenditures related to building the Company's brand awareness. The Company uses media such as television, radio, print, and Internet advertisements to promote its brand. Advertising costs are expensed as incurred.


Website Development Expense

     The Company launched its initial website in May 1999 in order to begin its e-commerce business. In October 1999, the Company abandoned the initial website and launched a more sophisticated e-commerce website that enables it to sell vitamins and vitamin supplements throughout the United States. Accordingly, all costs related to development of the initial website were expensed.


Income Taxes

     Until August 15, 1999, the Company operated as a limited liability company ("LLC") as defined by the Internal Revenue Code, whereby the Company was not subject to taxation for federal or state purposes. The limited liability company's members reported their shares of the Company's taxable earnings or losses on their respective tax returns.

     As of August 15, 1999, the Company accounts for income taxes in accordance with SFAS No. 109, "Accounting for Income Taxes." Under SFAS No. 109, deferred tax assets or liabilities are computed based on the difference between financial statement and income tax bases of assets and liabilities using the enacted marginal tax rate. Deferred income tax expenses or credits are based on the changes in the asset or liability from period to period. Valuation allowances are established when necessary to reduce deferred tax assets to the amounts expected to be realized.

                              VITAMINS.COM, INC.
                      (formerly Vitamin Superstore, LLC)
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


Net Loss per Share

     SFAS No. 128, "Earnings Per Share," requires the presentation of basic and diluted earnings per share. Basic net income (loss) per share is computed by dividing income (loss) by the weighted average number of common shares outstanding for the period. The diluted net income (loss) per share data is computed using the weighted average number of common shares outstanding plus the dilutive effect of common stock equivalents, unless the common stock equivalents are antidilutive.

     Options to acquire approximately 969,000 shares of common stock and preferred shares that are convertible into approximately 44,991,000 shares of common stock as of December 31, 1999 were excluded from the computation of diluted loss per share because inclusion of these amounts would have an antidilutive effect on loss per share.


Store Openings

     All costs of a noncapital nature incurred in opening a new store are charged to expense as incurred.


Use of Estimates

     The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                              VITAMINS.COM, INC.
                      (formerly Vitamin Superstore, LLC)
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Recent Accounting Pronouncements

   In June 1998, the Financial Accounting Standards Board (the "FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 133, Accounting for Derivatives and Hedging Activities. SFAS No. 133 establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. In July 1999, the FASB issued SFAS No. 137, Accounting for Derivative Instruments and Hedging Activities--Deferral of the Effective Date of FASB Statement No. 133. SFAS No. 137 deferred the effective date of SFAS No. 133 until fiscal years beginning after June 15, 2000. Vitamins.com will adopt SFAS No. 133 during its year ending December 31, 2001. To date, Vitamins.com has not engaged in derivative or hedging activities.

   In December 1999, the SEC issued Staff Accounting Bulletin No. (SAB) 101, Revenue Recognition in Financial Statements, which provides guidance on the recognition, presentation and disclosure of revenue in financial statements filed with the SEC. This bulletin outlines the basic criteria that must be met to recognize revenue and provides guidance for disclosure related to revenue recognition policies. Vitamins.com's management believes that the impact of SAB No. 101 will not have a material effect on the financial position or results of operations of Vitamins.com.


Reclassifications

   Certain prior-year balances have been reclassified to conform to the current-year presentation.


2. Stockholders' Equity (Deficit):

   The Company was initially formed as an LLC and capitalized in 1995 with a contribution of $1,000 under an LLC agreement (the "LLC Agreement"). The LLC Agreement was subsequently amended in March 1997, March 1998, and December 1998. On August 1999, the LLC became a wholly owned subsidiary of the Company, which was formed at that time as a C corporation (the "Recapitalization"). To effect the Recapitalization, all member interests and rights to acquire member interests in the LLC were exchanged for common stock, options to acquire common stock, and convertible preferred stock of the Company. Each stockholder received approximately 1.71 shares of preferred stock together with every share of common stock issued by the Company. Though the preferred stock was issued as an

                              VITAMINS.COM, INC.
                      (formerly Vitamin Superstore, LLC)
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


integrated part of the transfer of the interests in the LLC to the Company, for financial reporting purposes the issuance of the preferred stock was accounted for as a noncash dividend. All share and per share amounts have been restated to reflect these events.

   The Company has authorized the issuance of Series A Preferred, Series B Preferred, and Series C Preferred Stock (together, the "Preferred Stock").
Each share of the Preferred Stock is convertible, at any time, at the option of the holder into one share of the Company's common stock. Additionally, in the event of a public offering of the Company's equity securities in which the price per share is at least $5.00 and which results in gross proceeds to the Company of $20,000,000 or more, each outstanding share of Preferred Stock will automatically convert into one share of common stock.

   Each share of Preferred Stock entitles the holder to voting rights substantially equal to the voting rights of the common stock into which it is convertible. In accordance with the restated certificate of incorporation, certain amendments to existing agreements require the consent of the majority of the holders of Series A Preferred, Series B Preferred, and Series C Preferred Stock voting each as a separate series.

   The holders of Series A Preferred, Series B Preferred, and Series C Preferred Stock are entitled to receive, when and if declared by the Board of Directors, annual dividends of approximately $.06, $.06, and $.10 per share, respectively. The preferred dividends are not cumulative. The Company did not declare any dividends for the year ended December 31, 1999.

   In the event of liquidation, dissolution, or winding-up of the Company, the holders of Series A Preferred, Series B Preferred, and Series C Preferred Stock are entitled to receive in preference to the holders of the common stock, any distribution of the Company's assets, in an amount per share equal to approximately $.61, $.61, and $1.00, respectively, plus any declared but unpaid dividends.

                              VITAMINS.COM, INC.
                      (formerly Vitamin Superstore, LLC)
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

   At any time after August 16, 2003, holders of the Preferred Stock may require the Company to redeem the Series A Preferred, Series B Preferred, and Series C Preferred Stock for cash of approximately $.61, $.61, and $1.00 per share, respectively. The redemption must be approved by a majority of the Series C Preferred and a majority of the Series A Preferred or a majority of the Series B Preferred stockholders.

   In 1997, the Company entered into a subscription agreement (the "First Subscription Agreement") to issue 184,853 units of LLC member interests in return for the assignment to the Company of a note valued at $1,175,780 including interest. The assignor of the note was an existing member of the Company. The First Subscription Agreement contained a redemption right whereby, at any time from March 7, 1999, to March 7, 2005, the Company could repurchase the units issued under the Subscription Agreement for $1,153,800 plus 8 percent per annum. In 1999, the Company distributed the note to its maker as a distribution with respect to his capital account in the Company. For financial reporting purposes, the transfer of the note was reflected as a period expense in the amount of $1,175,780. The First Subscription Agreement was effectively terminated in August 1999 as a result of the acquisition by the Company of all the interests in the LLC.

   In March 1998, the Company entered into a second subscription agreement (the "Second Subscription Agreement") to issue 268,961 units of LLC member interests in the Company for $2,000,000. The Second Subscription Agreement contained a redemption right whereby, at any time from March 7, 1999, to March 7, 2005, the Company could repurchase the units issued under the Second Subscription Agreement for $2,000,000 plus 8 percent per annum. The Second Subscription Agreement was effectively terminated in August 1999 as a result of the acquisition by the Company of all the interests in the LLC.

   In December 1998, the Company entered into a third subscription agreement (the "Third Subscription Agreement") to issue 3,056,331 units of LLC member interests in the Company for the $3 million currently paid plus a $3 million deferred contribution obligation. The Third Subscription Agreement contained redemption rights whereby, at any time from June 10, 2003, to June 10, 2004, the Company could repurchase or the LLC member could sell the interests issued under the Third Subscription Agreement at fair market value.

                              VITAMINS.COM, INC.
                      (formerly Vitamin Superstore, LLC)
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

   Under the Third Subscription Agreement, the original LLC members agreed to a deferred contribution obligation of an additional $360,000. The issuance costs associated with this transaction totaled $200,000 and are reflected as a reduction of the related contribution in the accompanying consolidated financial statements. The deferred contribution obligations of $3,360,000 were satisfied in 1999 by transfers of the specified amounts in cash to the Company. The Third Subscription Agreement was effectively terminated in August 1999 as a result of the acquisition by the Company of all the interests in the LLC.

   Pursuant to an agreement in March 1999, the Company issued 325,192 units of LLC member interests in August 1999 to members of the Board of Directors and an executive of the Company for a total of $208,342 or approximately $.64 per share. Payment of $148,816 was received in cash, and a note was issued to the Company for $59,526. The difference between the purchase price of the units and their fair market value in August 1999 has been recorded as a current period expense of $90,908 in the accompanying consolidated statements of operations.


3. Options and Rights to Acquire Interests in the Company:

   In connection with the sale of LLC member interests to a new investor in December 1998 under the Third Subscription Agreement, the Company granted to Robert M. Haft (acting as nominee for the LLC's founders), a right (the ``Dilution Right''), exercisable at any time before December 16, 2008, to purchase up to an additional 1,998,998 units of LLC member interests in the Company, at approximately $1.96 per unit. Because the number of units issued to the new investor under the Third Subscription Agreement was based on an assumed enterprise value of $1.96 per unit, the effect of the Dilution Right, if exercised, was to reduce the percentage interest in the Company acquired by the new investor if and when the Company achieved an enterprise value that was higher than the enterprise value of the Company that had been used to determine the initial purchase price paid by the new investor under the Third Subscription Agreement. In June 1999, the Company issued 675,594 units of LLC member interests in consideration for the cancellation of this right.

                              VITAMINS.COM, INC.
                      (formerly Vitamin Superstore, LLC)
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

   On August 15, 1999, the Company adopted the Vitamins.com, Inc. 1999 Stock Incentive Plan (the "Plan"), which authorizes the Company to grant options and awards to purchase up to an aggregate of 4,009,088 shares of common stock. Under the Plan, incentive and nonqualified stock options and other awards may be granted to employees, officers, directors, advisors, and consultants. Options are granted by a Board-- appointed committee (the "Committee"). Each outstanding option granted under the Plan expires at various dates, not to exceed ten years from the date of the grant, and becomes exercisable in varying installments as determined by the Committee at the date of the grant.

   The status of the options granted under the Plan as of December 31, 1999, and changes during the year then ended is presented below:

                                                                            Weighted
                                                                            --------
                                                                             Average
                                                                             -------
                                                               Shares     Exercise Price
                           Options                            --------    --------------
         -----------------------------------------------
Outstanding, beginning of year  ......................                --   $          --

Granted...............................................           969,016            1.05
Exercised.............................................                --              --
Forfeited.............................................                --              --
                                                                --------
Outstanding, end of year..............................           969,016            1.05
                                                                ========
Options exercisable at year-end.......................            69,684
                                                                ========
Weighted-average fair value of options granted during the year  $   1.24
                                                                ========


   In October 1995, the FASB issued SFAS No. 123, "Accounting for Stock-Based Compensation." SFAS No. 123 defines a "fair value based method" of accounting for stock-based compensation. Under the fair value based method, compensation cost is measured at the grant date based on the fair value of the award and is recognized over the service period. Prior to the issuance of SFAS No. 123, stock-based compensation was accounted for under the "intrinsic value method" as defined by Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees." Under the intrinsic value method, compensation is the excess, if any, of the market price of the stock, at grant date or other measurement date, over the amount an employee must pay to acquire the stock.

                              VITAMINS.COM, INC.
                      (formerly Vitamin Superstore, LLC)
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

   SFAS No. 123 allows the entity to continue to use the intrinsic value method. However, entities electing to apply APB Opinion No. 25 must make pro forma disclosures as if the fair value based method of accounting had been applied. The Company applies APB Opinion No. 25 and the related interpretations in accounting for its stock-based compensation. Under APB Opinion No. 25, compensation expense of $39,440 has been recorded in the accompanying consolidated financial statements related to 1999 stock option grants.

   If the Company had applied SFAS No. 123, the net loss for the years ended December 31, 1998 and 1999, would have increased as follows:

                            1998             1999
                       --------------  ----------------
Net loss:
    As reported....     $(1,338,460)     $(18,279,621)
    Pro forma......     $(2,725,989)     $(18,662,989)

   The fair value of each option is estimated on the date of grant using the Black-Scholes option-pricing model based on the following assumptions: no dividend yield, expected volatility of zero, risk-free interest rate of 5.5 percent, and an expected term of ten years.


4. Acquisitions:

Purchase of the Domain Name

   Pursuant to an agreement in March 1999, the Company purchased the domain name, www.vitamins.com (the "Domain Name"), the Vitamins.com website, and copyrighted content available on that website in April 1999. The Company paid $290,583 in cash, which includes direct costs of the purchase of $40,583, and issued 500,709 shares of common stock that were valued at approximately $2.50 per share.

                              VITAMINS.COM, INC.
                      (formerly Vitamin Superstore, LLC)
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Purchase of L&H Vitamins, Inc.

   On August 16, 1999, the Company acquired L&H Vitamins, Inc., and its affiliate for a total purchase price of $5,563,822 in cash, which includes acquisition costs of $230,323, and 2,303,832 and 3,946,168 shares of the Company's common and Series B Preferred stock, respectively, valued at $1.00 per share. The purchase price was subsequently reduced based on L&H's adjusted net worth, and the Company has recorded the reduction of $553,503 as a purchase price receivable. In addition, the former owners of L&H have been granted employment agreements with the Company for a period of four years.

   The acquisition has been accounted for as a stock purchase. The purchase price has been allocated as follows:

   Cash..................................         $    31,314
   Account receivable....................             374,663
   Inventory.............................           1,295,565
   Property and other assets.............             637,123
   Customer list.........................           1,566,279
   Goodwill..............................           9,525,923
   Liabilities assumed...................          (2,170,548)
   Stock consideration...................          (6,250,000)
   Purchase price receivable.............             553,503
                                                  -----------
   Payment for acquisition...............           5,563,822
   Less--Cash acquired...................             (31,314)
                                                  -----------
   Payment for acquisition, net of cash acquired. $ 5,532,508
                                                  ===========

  The unaudited pro forma summary information for the years ended December 31, 1998 and 1999 assumes that the acquisition of L&H had been consummated on January 1, 1998.

                                                        1998            1999
                                                     ----------      ----------
                                                          (unaudited)
  Net sales.....................................    $26,070,392    $ 30,576,210
  Net loss attributable to common stockholders..     (2,412,050)    (19,862,496)
  Basic and diluted net loss per share..........    $      (.40)   $      (1.80)

                              VITAMINS.COM, INC.
                      (formerly Vitamin Superstore, LLC)
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

5. Accrued Expenses:

   Accrued expenses consisted of the following:

                                                 December 31,
                                                 ------------
                                              1998        1999
                                            --------   ----------

   Accrued payroll and related expenses     $ 56,946   $  395,994
   Accrued taxes                              14,453      104,287
   Accrued professional fees                  18,000      275,000
   Frequent buyer program liability               --      320,994
   Other accrued liabilities                  55,735      172,423
                                            --------   ----------
   Total                                    $145,134   $1,268,698
                                            ========   ==========


6. Income Taxes:

   The Company did not provide an income tax benefit for the period presented because, based on a number of factors, there is sufficient uncertainty regarding the realizability of carryforwards that a full valuation allowance has been recorded against the net deferred tax asset. The significant components of the net deferred tax asset at December 31, 1999, were as follows:

   Deferred tax assets:
     Coupon liability                                $   112,332
     Accrued payroll                                      65,100
     Amortization                                         29,913
     Inventory                                            28,000
     Customer deposits                                    27,300
     Professional fees                                    36,750
     Other                                                 8,590
                                                     -----------
   Gross deferred tax assets                             307,985
   Deferred tax liability:
     Depreciation and amortization                        (7,999)
     Net operating loss carryforward                   4,887,364
                                                     -----------
   Net tax asset                                       5,187,350
   Valuation allowance                                (5,187,350)
                                                     -----------
                                                     $        --
                                                     ===========

                              VITAMINS.COM, INC.
                      (formerly Vitamin Superstore, LLC)
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

   The Internal Revenue Code stipulates that the loss may be carried forward for a period of 20 years and may be used to offset future taxable income. Despite the net operating loss ("NOL") carryforward, the Company may have an income tax liability in future years due to the application of the alternative minimum tax rules. The NOL may also be limited in its ability to offset future income in the event that there is a change in the stock ownership as defined by federal tax regulations.


7. Commitments and Contingencies:

Lease Commitments

   The Company leases its office and retail store facilities under noncancelable lease agreements ranging from three to ten years. Renewal options are available on the majority of the leases for one or more periods of five years each. The leases provide for minimum rent, with certain retail store leases providing for a pro rata share of common operating expenses and additional contingent rent based upon a percentage of sales. Certain of these lease agreements contain rent abatements and escalation clauses that are accrued to rent expense on a straight-line basis. Total rent expense was approximately $94,017, $529,000 and $1,058,000 for the years ended December 31, 1997, 1998 and 1999, respectively, of which approximately $74,000, $405,000 and $902,000 were for the minimum lease obligations. Rent expense is included in selling and administrative expenses. As of December 31, 1997, 1998 and 1999, the Company has property and equipment of approximately $214,438, $257,000 and $429,000, respectively, net of $14,756, $88,000 and $194,000, respectively, in accumulated amortization under capital lease obligations.

   The following is a schedule of future minimum payments under capital lease obligations and noncancelable operating leases as of December 31, 1999:

                              VITAMINS.COM, INC.
                      (formerly Vitamin Superstore, LLC)
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                                        Capital        Operating
   Fiscal Year                                           Lease           Leases
   -----------                                           -----           ------
   2000.............................................   $ 229,840      $1,197,145
   2001.............................................     167,853       1,202,421
   2002.............................................     124,326       1,218,145
   2003.............................................      66,547         841,438
   2004.............................................      30,559         289,785
   Thereafter.......................................          --         697,817
                                                       ---------      ----------
   Total............................................     619,125      $5,446,751
                                                                      ==========
   Less--Imputed interest...........................    (111,478)
                                                       ---------
   Present value of net minimum lease payments......     507,647
   Less--Current maturities.........................    (178,560)
                                                       ---------
   Long-term capital lease obligations..............   $ 329,087
                                                       =========

   Included in future minimum lease payments are commitments of approximately $1,287,000 through 2003 due to a related entity for an operating lease for the Company's fulfillment and warehouse space. Rent expense under the Company's related-party lease was approximately $111,000 for the year ended December 31, 1999.

Contingencies

   The Company, like other retailers of products that are ingested, faces an inherent risk of exposure to product liability claims in the event that, among other things, the use of its products results in injury. With respect to product liability coverage, the Company currently has a general liability policy, followed by additional umbrella liability insurance coverage. There can be no assurance that such insurance will continue to be available at a reasonable cost, or if available, that it will be adequate to cover liabilities.


8. Segment Information:

   The Company operates in a single industry segment, retail sales of vitamins and nutritional supplements. In 1999, the Company began to provide multiple methods, or channels, for product sales. The channels consist of, an Internet website, a catalog, and retail stores. Prior to 1999, the Company only operated in retail stores. The Company's management team monitors the Company's performance according to this multi-channel approach. For the year ended December 31, 1999, the net sales, cost of sales, and gross profit for each of the channels were as follows:

                              VITAMINS.COM, INC.
                      (formerly Vitamin Superstore, LLC)
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                       Website         Catalog        Stores          Total
                     -----------     ----------     ----------     -----------
   Net sales... .    $ 1,570,531     $7,434,094     $7,936,352     $16,940,977
   Cost of sales.      2,930,078      3,993,549      4,873,472      11,797,099
                     -----------     ----------     ----------     -----------
   Gross profit.     $(1,359,547)    $3,440,545     $3,062,880     $ 5,143,878
                     ===========     ==========     ==========     ===========

   There are a number of shared expenses and assets related to managing the different channels. Management does not allocate such amounts for internal use.


9. Subsequent Event:

   On March 15, 2000, the Company entered into an Agreement and Plan of Reorganization and Merger with HealthCentral.com. The merger was approved by HealthCentral.com's stockholders on June 16, 2000. HealthCentral acquired all of the shares of the capital stock of the Company for approximately 22.4 million shares of HealthCentral.com's common stock worth approximately $88,300,000. The Company will operate as a wholly owned subsidiary of HealthCentral.com.

                               HEALTHCENTRAL.COM
          UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

   The following unaudited pro forma combined condensed financial statements have been prepared to give effect to the merger with Vitamins.com using the pooling-of-interests method of accounting. These financial statements reflect certain assumptions deemed probable by HealthCentral's management regarding the merger. No adjustments to the unaudited pro forma combined condensed financial statements have been made to account for different possible results in connection with the foregoing, as HealthCentral's management believes that the impact of such information about varying outcomes, individually or in the aggregate, would not be material.

   The unaudited pro forma combined condensed balance sheet as of March 31, 2000, gives effect to the merger as if it had occurred on March 31, 2000, and combines the historical consolidated balance sheet of HealthCentral and the historical consolidated balance sheet of Vitamins.com as of such date.

   The unaudited pro forma combined condensed statements of operations combine the historical consolidated statements of operations of HealthCentral and Vitamins.com as if the merger had occurred at the beginning of the earliest period presented. The unaudited pro forma combined condensed statements of operations for the three months ended March 31, 2000, and for each of the years in the three year period ended December 31, 1999, combine the historical consolidated statements of operations of HealthCentral with the historical consolidated statements of operations of Vitamins.com for each of the respective periods.

   HealthCentral and Vitamins.com estimate that they will incur direct transaction and integration costs of approximately $2.5 million associated with the merger, which will be charged to operations upon consummation of the merger. In addition, it is expected that following the merger, the combined company will incur additional costs, which cannot currently be estimated, associated with integrating the operations of the two companies.

   Unaudited pro forma combined condensed financial information is presented for illustrative purposes only and is not necessarily indicative of the financial position or results of operations that would have actually been reported had the merger occurred at the beginning of the periods presented, nor is it necessarily indicative of future financial position or results of operations. These unaudited pro forma combined condensed financial statements are based upon the respective historical consolidated financial statements of HealthCentral and Vitamins.com and notes thereto. These unaudited pro forma combined condensed financial statements do not incorporate, nor do they assume, any benefits from cost savings or synergies of operations of the combined company.

             UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET

                                                                           March 31, 2000
                                       -------------------------------------------------------------------------------------
                                        HealthCentral.com      Vitamins.com        Adjustments                 Pro Forma
                                       -------------------  ------------------  ------------------          ----------------
ASSETS
Current assets:
   Cash and cash equivalents           $        57,502,304  $          541,218  $                -          $     58,043,522
   Accounts receivable, net                        590,373             173,754                   -                   764,127
   Other receivables                               202,126                   -                   -                   202,126
   Prepaid expenses and other
     current assets                              3,385,730           1,178,288                   -                 4,564,018
   Inventory                                             -           4,070,545                   -                 4,070,545
                                       -------------------  ------------------  ------------------          ----------------
     Total current assets                       61,680,533           5,963,805                   -                67,644,338
Property and equipment, net                      2,568,138           3,359,980                   -                 5,928,118
Other assets                                       980,900             372,487                   -                 1,353,387
Website development costs, net                           -           1,759,411                   -                 1,759,411
Intangible assets, net                          30,442,493          12,086,675                   -                42,529,168
                                       -------------------  ------------------  ------------------          ----------------
     Total assets                      $        95,672,064  $       23,542,358  $                -          $    119,214,422
                                       ===================  ==================  ==================          ================
LIABILITIES AND STOCKHOLDERS'
   EQUITY (DEFICIT)
Current liabilities:
   Accounts payable                    $         2,773,187  $        5,584,750  $                -          $      8,357,937
   Accrued expenses                              2,849,514           2,540,069           2,462,000(A)              7,851,583
   Deferred revenue                                 86,257                   -                   -                    86,257
   Current portion of obligations
     under capital leases                          154,180             180,178                   -                   334,358
                                       -------------------  ------------------  ------------------          ----------------
       Total current liabilities                 5,863,138           8,304,997           2,462,000                16,630,135
Deferred rent, net of current portion                    -             178,158                   -                   178,158
Obligations under capital leases,
   net of current portion                          250,575             290,675                   -                   541,250
                                       -------------------  ------------------  ------------------          ----------------
       Total liabilities                         6,113,713           8,773,830           2,462,000                17,349,543

Preferred stock                                          -          36,565,397         (36,565,397)(D)                     -

Stockholders' equity (deficit):
   Common stock                                     22,469              12,975               9,458(B)(D)              44,902
   Additional paid-in capital                  151,828,624          17,241,408          36,555,939(B)(D)         205,625,971
   Note receivable from stockholder               (405,931)            (59,526)                  -                  (465,457)
   Deferred stock compensation                  (3,804,316)                  -                   -                (3,804,316)
   Accumulated deficit                         (58,082,495)        (38,991,726)         (2,462,000)(A)           (99,536,221)
                                       -------------------  ------------------  ------------------          ----------------
     Total stockholders'
       equity (deficit)                         89,558,351         (21,796,869)         34,103,397               101,864,879
                                       -------------------  ------------------  ------------------          ----------------
Total liabilities and stockholders'
   equity (deficit)                    $        95,672,064  $       23,542,358  $                -          $    119,214,422
                                       ===================  ==================  ==================          ================

   The accompanying notes are an integral part of these unaudited pro forma combined condensed financial statements.

        UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS

                                                                        Three Months Ended March 31, 2000
                                                  ----------------------------------------------------------------------------
                                                   HealthCentral.com    Vitamins.com     Adjustments            Pro Forma
                                                  -------------------  ---------------  -------------        -----------------
Revenues:
   eCommerce                                      $           702,214  $             -   $   (702,214)(E)    $               -
   Advertising                                                336,725                -       (336,725)(E)                    -
   Content, subscription and license                          262,716                -       (262,716)(E)                    -
   Product sales                                                             9,202,746     (9,202,746)(E)                    -
   eCommerce and other product sales                                                 -      9,937,431 (E)            9,937,431
   Advertising, content and other                                   -                -        599,441 (E)              599,441
                                                  -------------------  ---------------  -------------        -----------------
        Total revenues                                      1,301,655        9,202,746         32,471               10,536,872
                                                  -------------------  ---------------  -------------        -----------------

Operating and other expenses:
   Cost of eCommerce revenues                               1,593,088                -     (1,593,088)(E)                    -
   Cost of product sales                                            -        6,491,855     (6,491,855)(E)                    -
   Cost of eCommerce and product sales                              -                -      9,330,404 (C)(E)         9,330,404
   Content and product development                          2,812,661                -              -                2,812,661
   Sales and marketing                                     15,143,525        2,559,820      4,962,990 (C)(E)        22,666,335
   General and administrative                               2,060,773        6,916,618     (6,012,997)(C)(E)         2,964,394
   Amortization of intangible assets                        3,320,951          385,834       (162,983)(C)            3,543,802
   Stock compensation                                         587,440                -              -                  587,440
                                                  -------------------  ---------------  -------------        -----------------
        Total operating and other expenses                 25,518,438       16,354,127         32,471               41,905,036
                                                  -------------------  ---------------  -------------        -----------------

Loss from operations                                      (24,216,783)      (7,151,381)             -              (31,368,164)
Interest income, net                                          969,143           27,960              -                  997,103
                                                  -------------------  ---------------  -------------        -----------------
Net loss                                          $       (23,247,640)  $   (7,123,421)  $          -        $     (30,371,061)
                                                  ===================  ===============  =============        =================

Basic and diluted net loss per share              $             (1.03)                                       $            (.67)
                                                  ===================                                        =================

Shares used in computing basic and diluted
   net loss per share                                      22,597,059                                               45,029,867
                                                  ===================                                        =================

    The accompanying notes are an integral part of these unaudited combined condensed financial statements.

        UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS

                                                                          Year Ended December 31, 1999
                                                  -----------------------------------------------------------------------------
                                                   HealthCentral.com    Vitamins.com     Adjustments              Pro Forma
                                                  -------------------  --------------  ----------------        ----------------
Revenues:
   Product sales                                  $                 -  $   16,940,977  $    (16,940,977)(E)    $              -
   Advertising and eCommerce                                  901,331               -          (901,331)(E)                   -
   Content, subscription and license                          287,422               -          (287,422)(E)                   -
   eCommerce and other product sales                                -               -        17,041,760 (E)          17,041,760
   Advertising, content and other                                   -               -         1,188,753 (E)           1,188,753
                                                  -------------------  --------------  ----------------        ----------------
        Total revenues                                      1,188,753      16,940,977           100,783              18,230,513
                                                  -------------------  --------------  ----------------        ----------------

Operating and other expenses:
   Cost of product sales                                            -      11,797,099       (11,797,099)(E)                   -
   Cost of eCommerce and other product sales                                                 13,377,352 (C)(E)       13,377,352
   Product, content and product development                 4,398,580               -        (4,398,580)(E)                   -
   Content and product development                                  -               -         4,398,580 (E)           4,398,580
   Sales and marketing                                      9,159,290       7,749,174        10,179,431 (C)(E)       27,087,895
   General and administrative                               2,045,795      13,438,817       (10,801,189)(C)(E)        4,683,423
   Website development expense                                      -         857,712          (857,712) (C)                  -
   Amortization of intangible assets                        3,333,961         323,261                 -               3,657,222
   Stock compensation                                       4,939,694       1,306,128                 -               6,245,822
   Acquired in-process research and development               804,525               -                 -                 804,525
                                                  -------------------  --------------  ----------------        ----------------
        Total operating and other expenses                 24,681,845      35,472,191           100,783              60,254,819
                                                  -------------------  --------------  ----------------        ----------------

Loss from operations                                      (23,493,092)    (18,531,214)                -             (42,024,306)
Other expenses                                                      -         (32,568)                -                 (32,568)
Interest income, net                                          493,706         284,161                 -                 777,867
                                                  -------------------  --------------  ----------------        ----------------
Net loss                                                  (22,999,386)    (18,279,621)                -             (41,279,007)
Preferred stock dividend                                   11,388,000               -                 -              11,388,000
                                                  -------------------  --------------  ----------------        ----------------

Net loss attributable to common stockholders      $       (34,387,386) $  (18,279,621) $              -        $    (52,667,007)
                                                  ===================  ==============  ================        ================

Basic and diluted net loss per share attributable
   to common stockholders                         $             (4.96)                                         $          (2.96)
                                                  ===================                                          ================

Shares used in computing basic and
   diluted net loss per share attributable
   to common stockholders                                   6,926,485                                                17,787,764
                                                  ===================                                          ================

    The accompanying notes are an integral part of these unaudited combined condensed financial statements.

             UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF
                                  OPERATIONS

                                                                        Year Ended December 31, 1998
                                                -------------------------------------------------------------------------
                                                 HealthCentral.com      Vitamins.com       Adjustments        Pro Forma
                                                --------------------  ---------------   ----------------   --------------
Revenues:
  Product sales                                 $                  -  $     4,340,297   $   (4,340,297)(E) $            -
  eCommerce and other product sales                                -                -        4,340,297 (E)      4,340,297
  Advertising and eCommerce                                   15,259                -          (15,259)(E)              -
  Advertising, content and other                                   -                -           15,259 (E)         15,259
                                                --------------------  ---------------   --------------     --------------
      Total revenues                                          15,259        4,340,297                -          4,355,556
                                                --------------------  ---------------   --------------     --------------

Operating and other expenses:
  Cost of product sales                                            -        2,646,179       (2,646,179)(E)              -
  Cost of eCommerce and other product sales                        -                -        2,646,179 (E)      2,646,179
  Product, content and product development                   136,788                -         (136,788)(E)              -
  Content and product development                                  -                -          136,788 (E)        136,788
  Sales and marketing                                        141,516          324,051        1,852,555 (E)      2,318,122
  General and administrative                                  78,549        2,688,008       (1,852,555)(E)        914,002
  Stock compensation                                         104,641                -                -            104,641
                                                --------------------  ---------------   --------------     --------------
      Total operating and other expenses                     461,494        5,658,238                -          6,119,732
                                                --------------------  ---------------   --------------     --------------

Loss from operations                                        (446,235)      (1,317,941)               -         (1,764,176)
Interest (expense), net                                            -          (20,519)               -            (20,519)
                                                --------------------  ---------------   --------------     --------------
Net loss                                        $           (446,235) $    (1,338,460)  $            -     $   (1,784,695)
                                                ====================  ===============   ==============     ==============

Basic and diluted net loss per share            $               (.10)                                      $         (.25)
                                                ====================                                       ==============

Shares used in computing basic and diluted
  net loss per share                                       4,669,628                                            7,016,416
                                                ====================                                       ==============

    The accompanying notes are an integral part of these unaudited combined condensed financial statements.

             UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF
                                  OPERATIONS

                                                                       Year Ended December 31, 1997
                                                -----------------------------------------------------------------------
                                                HealthCentral.com     Vitamins.com        Adjustments       Pro Forma
                                                -----------------   ----------------  ------------------  -------------
Revenues:
  Product sales                                 $               -   $        436,406  $     (436,406)(E)  $           -
  eCommerce and other product sales                             -                  -         436,406 (E)        436,406
                                                -----------------   ----------------  --------------      -------------
      Total revenues                                            -            436,406               -            436,406
                                                -----------------   ----------------  --------------      -------------

Operating and other expenses:
  Cost of product sales                                         -            288,751        (288,751)(E)              -
  Cost of eCommerce and other product sales                     -                  -         288,751 (E)        288,751
  Sales and marketing                                         848            154,109         663,261 (E)        818,218
  General and administrative                                  300          1,254,149        (663,261)(E)        591,188
                                                -----------------   ----------------  --------------      -------------
      Total operating and other expenses                    1,148          1,697,009               -          1,698,157
                                                -----------------   ----------------  --------------      -------------

Loss from operations                                       (1,148)        (1,260,603)              -         (1,261,751)

Interest (expense), net                                         -             (2,997)              -             (2,997)
                                                -----------------   ----------------  --------------      -------------
Net loss                                        $          (1,148)  $     (1,263,600) $            -      $  (1,264,748)
                                                =================   ================  ==============      =============

Basic and diluted net loss per share            $               -                                         $        (.19)
                                                =================                                         =============

Shares used in computing basic and diluted
  net loss per share                                    4,610,000                                             6,724,874
                                                =================                                         =============

   The accompanying notes are an integral part of these unaudited combined condensed financial statements.

                               HEALTHCENTRAL.COM
                NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED
                             FINANCIAL STATEMENTS

NOTE 1--BASIS OF PRESENTATION:

     On June 16, 2000, HealthCentral completed the merger with Vitamins.com, a retailer that provides dietary supplements, related health and wellness products and information to consumers, for consideration consisting of 22,432,801 shares of the Company's common stock and acquisition and related costs of approximately $2.5 million. Each share of Vitamins.com stock was exchanged for .387 shares of HealthCentral common stock. Vitamins.com will remain a wholly owned subsidiary of HealthCentral. This transaction was recorded using the pooling-of-interests method of accounting and was a tax-free reorganization under Section 369 of the Internal Revenue Code of 1986, as amended.

     HealthCentral's consolidated financial statements will reflect the transaction as if Vitamins.com had been a wholly owned subsidiary of HealthCentral since inception.


NOTE 2--PRO FORMA ADJUSTMENTS:

     The following pro forma adjustments were applied to the historical consolidated financial statements of HealthCentral and Vitamins.com to arrive at the unaudited pro forma combined condensed financial information.

     (A) Adjustment to record the accrual of the estimated costs resulting from the merger of HealthCentral and Vitamins.com. Estimated transaction, merger and integration costs include the following:

     .  Financial advisory fees.................................   $1,424,000
     .  Legal and accounting professional fees..................      683,000
     .  Financial printer fees..................................      160,000
     .  Filing fees.............................................      111,000
     .  Integration costs.......................................       84,000
                                                                   ----------
                                                                   $2,462,000
                                                                   ==========

These estimated costs are not reflected in the pro forma combined condensed statements of operations because they are non-recurring in nature.

                               HEALTHCENTRAL.COM
                NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED
                             FINANCIAL STATEMENTS

     (B) Adjustment relates to the carrying value of the common stock based on a par value of $0.001 and the issuance of 22.4 million shares assuming a .387 exchange ratio.

     (C) Adjustments to conform Vitamins.com's accounting policies to HealthCentral's policies in the areas of shipping costs and website development costs.

     (D) Adjustment for the automatic conversion of Vitamins.com's preferred stock to common stock upon the consummation of the transaction.

     (E) Reclassification of certain revenue and expense amounts consistent with the financial reporting policies which are expected to be adopted after the merger.

NOTE 3--PRO FORMA NET LOSS PER SHARE:

     Basic and diluted weighted average shares outstanding were calculated based upon the historical basic and diluted shares weighted average outstanding of HealthCentral for each period, increased by the historical basic and diluted shares weighted average outstanding of Vitamins.com for each period, as adjusted for an exchange ratio of .387. Because the companies are in a net loss position on a pro forma combined condensed basis for each period, inclusion of potential common stock in the computation of pro forma net loss per share is anti-dilutive; therefore, potential common stock is excluded from the share amounts.

     The following table reconciles the number of shares used in the pro forma loss per share computations to the numbers set forth in the HealthCentral and Vitamins.com historical consolidated statements of operations:

                               HEALTHCENTRAL.COM
                NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED
                             FINANCIAL STATEMENTS

                                                  Years Ended December 31,            Three Months
                                           --------------------------------------     ------------
                                                                                          Ended
                                                                                          -----
                                              1997         1998          1999       March 31, 2000
                                           -----------  -----------  ------------   --------------
Shares used in basic and diluted per
 share computation:
Historical--Vitamins.com common stock        5,464,790    6,064,051    11,054,837       12,974,414

Historical--Vitamins.com preferred stock            --           --    17,010,484       44,991,498
                                             ---------    ---------    ----------       ----------

Total stock                                  5,464,790    6,064,051    28,065,321       57,965,912
Exchange ratio                                   0.387        0.387         0.387            0.387
                                                 -----        -----         -----            -----
                                             2,114,874    2,346,788    10,861,279       22,432,808
Historical--HealthCentral.com                4,610,000    4,669,628     6,926,485       22,597,059
                                             ---------    ---------    ----------       ----------
Pro forma combined condensed                 6,724,874    7,016,416    17,787,764       45,029,867
                                             =========    =========    ==========       ==========

     The exchange ratio was calculated by dividing 22,704,075, the number of shares of HealthCentral common stock outstanding immediately prior to the merger, less one share, by 58,664,288, the total number of shares and options to purchase shares of capital stock of Vitamins.com outstanding immediately prior to the merger.